Bylaws for Salient 3 Communications, Inc.

INDEX

Offices
Seal
Stockholders' Meeting
Committees of the Board
Compensation of Directors
Meetings of the Board
Quorum
Officers
Chairman of the Board
President
Executive Vice President - Vice Presidents
General Counsel
Secretary and Assistant Secretaries
Treasurer and Assistant Treasurers
Controller
Duties of Officers May Be Delegated
Right of Indemnification of Directors and Officers
Stocks of Other Corporations
Certificates of Stock
Transfers of Stock
Registered Stockholders
Lost Certificates
Books, Accounts and Records
Checks, Drafts and Notes
Fiscal Year
Dividends
Notices
Waiver of Notice
Amendments

BYLAWS
OF
SALIENT 3 COMMUNICATIONS, INC.

OFFICES
 1. The registered office of the corporation in the State of Delaware shall be established and maintained at the principal business office of the individual or corporation acting as the corporation's registered agent in said State.
 2. The corporation may have offices at such other place or places as the Board of Directors may from time to time determine or the business of the corporation may require.

SEAL
 3. The corporate seal shall have the name of the corporation, the year of its organization and the words "CORPORATE SEAL, DELAWARE" inscribed thereon. If authorized by the Board of Directors, the corporate seal may be affixed to any certificates of stock, bonds, debentures, notes or other engraved, lithographed or printed instruments, by engraving, lithographing or printing thereon such seal or a facsimile thereof, and such seal or facsimile thereof so engraved, lithographed or printed thereon shall have the same force and effect, for all purposes, as if such corporate seal had been affixed thereto by indentation.

STOCKHOLDERS' MEETINGS
 4. All meetings of the stockholders shall be held at such time and place as may be fixed by the Board of Directors.
 5. The annual meeting of stockholders shall be held any date selected by the Directors during each year, when the stockholders shall elect a Board of Directors of the corporation and transact such other business as may properly be brought before the meeting; provided that, if the Board of Directors shall determine that in any year it is not convenient or advisable to hold the meeting on such day, then in such year the annual meeting shall instead be held on such other day, not more than thirty days after the end of the calendar year and not a legal holiday, as the Board of Directors shall prescribe. All meetings of stockholders shall be presided over by the Chairman of the Board, if present, and otherwise by the President or the Executive Vice President, except when by statute the election of a presiding officer shall be required.
 6. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite for and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting, until a quorum shall be present; provided that, if the adjournment is for more than thirty days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally noticed.
 7. RESERVED
 8. A complete list of the stockholders entitled to vote at the ensuing election of directors, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary and filed in the office where the election is to be held at least ten days before every election and shall at all times during the usual hours for business and during the whole time of said election, be open to the examination of any stockholder.
 9. Special meetings of the stockholders for any purpose or purposes shall be called only by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board.
 10. Business transacted at all special meetings shall be confined to the objects stated in the call.
 11. Notice of meetings of stockholders shall be delivered personally or mailed, not less than ten nor more than sixty days before the meeting, to each person who appears on the books of the corporation as a stockholder entitled to vote at said meeting, except that where the matter to be acted on is a merger or consolidation or sale, lease or exchange of all or substantially all of the corporation's assets, such notice shall be given not less than twenty nor more than sixty days prior to the meeting. Each such notice shall briefly state the place, date and hour of the meeting and, in the case of a special meeting of stockholders, the purpose or purposes of the meeting.

DIRECTORS
 12. The number of directors which shall constitute the whole Board for its first meeting shall be three (3). Thereafter the number of directors may be changed to not less than three (3) nor more than eleven (11) as fixed from time to time by a resolution adopted by a majority of the entire Board of Directors. The Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board of Directors permits. At the 1997 annual meeting of the stockholders of the corporation (the "First Meeting"), directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of the stockholders of the corporation following the First Meeting, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding meeting. Each employee director of this corporation shall be a holder of Class B Common Stock of the corporation, if any such shares are outstanding.
 13. The property and business of the corporation shall be managed by its Board of Directors which, in addition to the powers and authorities by the Certificate of Incorporation and by these Bylaws expressly conferred upon them, may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, or by the Certificate of Incorporation, or by these Bylaws directed or required to be exercised or done by the stockholders.
 14. RESERVED


COMMITTEES OF THE BOARD
 15. The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the corporation. Any such committee shall have and may exercise all the powers and authority of the Board of Directors to the extent provided in the resolution of the Board, subject to the Delaware General Corporation Law..
 16. Regular minutes of the proceedings of any committee appointed by the Board of Directors shall be kept by the Secretary or an Assistant Secretary of the corporation or by a secretary designated from among the members of the committee, and all proceedings shall be reported to the Board of Directors at its first meeting following the taking of any action by the committee. The minutes of the proceedings shall be transcribed in the regular minute book of the corporation. The presence of a majority of the members of any such committee shall be necessary to constitute a quorum at any meeting, and the affirmative vote of a majority of all the members present at any meeting at which there is a quorum shall be necessary to the taking of any action or the adoption of any resolution.

COMPENSATION OF DIRECTORS
 17. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; but nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
 18. Members of special or standing committees may be allowed like compensation for attending committee meetings.

MEETINGS OF THE BOARD
 19. The directors may hold their meetings at such places, either within or without the State of Delaware, as shall, from time to time, be determined by the Board.
 20. The first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of stockholders at which directors shall have been elected, shall be held for the purpose of organization, the election of officers, and the transaction of any other business which may come before the meeting.
 21. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.
 22. Special meetings of the Board may be called by the Chairman of the Board, the President, or the Executive Vice President or any two directors. The Secretary or other officer performing his duties shall give notice of such meetings either personally or by mail or by telegram at least twenty-four hours before the meeting. Meetings may be held at any time and place without such notice if all the directors are present or if those not present waive notice either before or after the meeting.
 23. Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board, or committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.
 24. Whenever any action is required or permitted to be taken by vote at a meeting of the Board of Directors, or any committee thereof, such action may be taken without a meeting if all members of the Board of Directors, or such committee, consent thereto in writing and such written consent or consents are filed with the minutes of the proceedings of the Board of Directors, or such committee; and each such consent shall have the same effect as a unanimous vote at a meeting of the Board of Directors, or such committee, as the case may be.

QUORUM
 25. A majority of the whole number of directors shall be requisite for and shall constitute a quorum at all meetings of the Board for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present.

OFFICERS
 26. The officers of the corporation may include a Chairman of the Board, a President, an Executive Vice President, one or more Vice
Presidents, a General Counsel, a Treasurer, one or more Assistant
Treasurers, a Secretary, one or more Assistant Secretaries, a Controller, and such other officers and agents as may be deemed necessary, who shall be chosen by the Board of Directors as hereinabove provided, and shall hold their offices until their respective successors are chosen and qualified. None of the officers, except the Chairman of the Board if there be one and the President, need be a director. One person may hold the offices of Secretary and Treasurer, or Vice President and Treasurer or Vice President and
Secretary, but not the offices of Vice President, Secretary and Treasurer.
Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer of the corporation shall become vacant for any reason, the Board, by a majority vote of those present at any meeting at which a quorum is present, may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.
 27. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

CHAIRMAN OF THE BOARD
 28. The Chairman of the Board if there be one, shall preside at all meetings of the Board of Directors and of the stockholders, except when by statute the election of a presiding officer shall be required. He shall exercise or delegate the authority to exercise the functions of the President during the absence or disability of the President. He shall have such other powers and perform such other duties as may be prescribed from time to time by law, by the Bylaws or by the Board of Directors.

PRESIDENT
 29. The President shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors. He shall have general supervision of the affairs of the corporation and may sign or countersign all certificates, contracts or other instruments of the corporation, and shall perform such other duties as are incident to his office or are properly required of him by the Board of Directors.

EXECUTIVE VICE PRESIDENT - VICE PRESIDENTS
 30. (a) The Executive Vice President, if there be one, shall exercise the functions of the President during the absence or disability of the President. He shall also perform such other and further duties as may from time to time be assigned to him by the Board of Directors.
  (b) The Vice President - Finance, if there be one, shall be the principal financial and accounting officer of the corporation, shall be generally responsible for the financial and accounting aspects of the corporation and shall supervise and control the offices of the Controller and Treasurer. He shall also perform such other and further duties as may, from time to time, be assigned to him by the Board of Directors.
  (c) The Vice President or Vice Presidents shall perform the duties of the President or Executive Vice President in their respective absences or during their respective inability to act. Any action taken by a Vice President in performance of the duties of the President or the Executive Vice President shall be prima facie evidence of the absence or inability to act of the President or the Executive Vice President at the time such action was taken. The Vice Presidents shall have such other and further powers and shall perform such other and further duties as may from time to time be assigned to them respectively by the Board of Directors or by the Chairman of the Board, the President or Executive Vice President.

GENERAL COUNSEL
 31. The General Counsel, if there be one, shall be the principal legal officer of the corporation. The General Counsel shall be generally responsible for all matters of a legal nature including, but not limited to, administration of all litigation in which the corporation, from time to time, may become involved, review of legal opinions as required in connection with the business of the corporation and review of legal principles involved in contracts of the corporation. He shall report to the President and shall perform such other and further duties as may from time to time be assigned to him by the Board of Directors or the President.

SECRETARY
AND ASSISTANT SECRETARIES
 32. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all votes and the minutes of all proceedings in a book or books to be kept by him for that purpose; and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors, or the Chairman of the Board, under whose supervision he shall be. Any records kept by him shall be the property of the corporation and shall be restored to the corporation in case of his death, resignation, retirement or removal from office. He shall be the custodian of the seal of the corporation, and, when authorized by the Board of Directors or by the Chairman of the Board, the President or any Vice President, shall affix the same to all instruments requiring it and shall attest the same. He shall have control of the stock ledger, stock certificate book and other formal records and documents relating to the corporate affairs of the corporation.
  The Assistant Secretary or Assistant Secretaries shall assist the
Secretary in the performance of his duties and shall exercise and perform his powers and duties in his absence or inability, and such powers and duties as may be conferred or required by the Board of Directors.

TREASURER
AND ASSISTANT TREASURERS
 33. (a) The Treasurer shall have the custody of the funds and securities of the corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.
  (b) He shall disburse the funds of the corporation in such manner as may be ordered by the Board of Directors or by the Chairman of the Board or the President or any Vice President, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board or the President or the Vice President - Finance, and to the directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.
  (c) The Treasurer shall exercise the powers and duties of his office subject to the supervision and control of the Vice President - Finance, if there be one. He shall have such other and further powers and shall perform such other and further duties as may, from time to time, be assigned to him by the Board of Directors.
  (d) He shall give the corporation a bond, if required by the Board of Directors, in such sum and in form and with one or more sureties satisfactory to the Board for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.
 The Assistant Treasurer or Assistant Treasurers shall assist the
Treasurer in the performance of his duties and shall exercise and perform his powers and duties, in his absence or inability, and such powers and duties as may be conferred or required by the Board of Directors.

CONTROLLER
 34. The Controller of the corporation, subject to the supervision and control of the Vice President - Finance, if there be one, shall have full control of all the books of account of the corporation and keep a true and accurate record of all property owned by it, of its debts and of its revenues and expenses and shall keep all accounting records of the corporation other than the record of receipts and disbursements and those relating to the deposit or custody of money and securities of the corporation, which shall be kept by the Treasurer, and shall also make reports to the Chairman of the Board, if there be one, the President, the Vice President - Finance, if there be one, and the Directors and others of or relating to the financial condition of the corporation. He shall have such other and further powers and shall perform such other and further duties as may be assigned to him from time to time by the Board of Directors. If a Controller shall not be elected, the duties of the office of the Controller shall be included as part of those of the Treasurer.



DUTIES OF OFFICERS MAY BE DELEGATED
 35. In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer or to any director.

RIGHT OF INDEMNIFICATION OF DIRECTORS AND OFFICERS
 36. INDEMNIFICATION:
  (a) Right to Indemnification:
  Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), including without limitation Proceedings by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section or otherwise.
  (b) Right of Claimant to Bring Suit:
  If a claim under Subsection (a) is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General
Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.
  (c) Non-Exclusivity of Rights:
  The rights conferred by Subsections (a) and (b) shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, vote of stockholders or disinterested directors or otherwise.
  (d) Insurance:
  The corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

STOCKS OF OTHER CORPORATIONS
 37. The Board of Directors shall have the right to authorize any director, officer or other person on behalf of the corporation to attend, act and vote at meetings of the stockholders of any corporation in which the corporation shall hold stock, and to exercise thereat any and all rights and powers incident to the ownership of such stock, and to execute waivers of notice of such meetings and calls therefor; and authority may be given to exercise the same either on one or more designated occasions, or generally on all occasions until revoked by the Board. In the event that the Board shall fail to give such authority, such authority may be exercised by the Chairman of the Board or President in person or by proxy appointed by him on behalf of the corporation.

CERTIFICATES OF STOCK
 38. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall be in the form approved by the Board of Directors. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board or President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and the seal of the corporation shall be affixed thereto. Where any such certificates of stock are signed by a transfer agent or transfer clerk and by a registrar, the signatures of the Chairman of the Board or President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary upon any such certificates, if authorized by the Board of Directors, may be made by engraving, lithographing or printing thereon a facsimile of such signatures, in lieu of actual signatures, and such facsimile signatures so engraved, lithographed or printed thereon shall have the same force and effect as if such officers had actually signed the same.
  In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been affixed to any such certificate or certificates, shall cease to be such officer or officers of the corporation before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate, or whose facsimile signature or signatures shall have been affixed thereto had not ceased to be such officer or officers of the corporation.

TRANSFERS OF STOCK
 39. No holder of Class B Common Stock of the corporation, desirous of selling or transferring any share or shares of such Class B
Common Stock of the corporation, shall have the power to sell or transfer any such share or shares unless and until he shall first have offered the same for sale to the corporation at the actual price at which it is proposed to sell or transfer the same. Such offer shall be made in writing signed by such stockholder and sent by mail to the corporation at its principal place of business, and shall remain good for acceptance by the corporation for a period of thirty days from the date of receipt thereof and shall be accompanied by a written offer signed by the proposed purchaser, giving his name and address and his offering price. Any pledgee of any share or shares of Class B Common Stock of the corporation, before bringing any suit, action or proceedings, or doing any act to foreclose his pledge, shall first offer such stock for sale to the corporation at the fair market value of such stock. Such offer shall remain good for acceptance by the corporation for a period of thirty days after receipt thereof. In case an offer above referred to shall not be accepted by the corporation within such thirty-day period, such share or shares may be sold or transferred to such proposed purchaser.
 40. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

 41. RESERVED

REGISTERED STOCKHOLDERS
 42. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

LOST CERTIFICATES
 43. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed; provided, however, that the Board of Directors may require, as a condition to the issuance of a new certificate, a bond of indemnity in such form and amount and with such surety or sureties, or without surety, as the Board of Directors shall determine and may also require the advertisement of such loss in such manner as the Board may prescribe.

BOOKS, ACCOUNTS AND RECORDS
 44. Except as otherwise provided by law, the books, accounts and records of the corporation may be kept within or without the State of Delaware at such place as the Board of Directors shall from time to time determine.

CHECKS, DRAFTS AND NOTES
 45. All checks or demands for money and notes of the corporation shall be signed by such person or persons (who may or may not be an officer or officers of the corporation) as the Board of Directors may from time to time designate, either directly or through such officers of the corporation as shall, by resolution of the Board of Directors, be authorized to designate such person or persons.
  If authorized by the Board of Directors, the signatures of the authorized signers upon checks drawn on the payroll, general and dividend accounts of this corporation may be made by printing thereon a facsimile of such signatures, in lieu of actual signatures, and such facsimile signatures so printed thereon shall have the same force and effect as if such authorized signers had actually signed the same.

FISCAL YEAR
 46. The fiscal year shall be fixed by the Board of Directors.

DIVIDENDS
 47. Before payment of any dividend or making any distribution of surplus, there may be set aside out of surplus such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation.

NOTICES
 48. Whenever under the provisions of these Bylaws notice is required to be given to any director, officer or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, either by telegram, or by mail, by depositing the same in a post office, letter-box or mail chute, maintained by the U.S. Postal Service, in a postpaid sealed wrapper, addressed to such stockholder, officer or director at his address as the same appears on the books of the corporation, and any notice so sent shall be deemed to have been given at the time when the same shall be so sent.

WAIVER OF NOTICE
 49. Whenever any notice whatever is required to be given under the provisions of any statute or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting of stockholders, directors or any committee of directors, as the case may be, shall constitute a waiver of notice of such meeting, except where the person is attending the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

AMENDMENTS
 50. These Bylaws may be altered, amended, repealed or added to by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote or by the Board of Directors acting as above provided; provided, however, that no change of the time or place of a meeting for the election of directors, as fixed by these Bylaws, shall be made within sixty days next before the day on which such election is to be held, and that in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address, at least twenty days before the election is held.